                       [SUNTERRA CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE

Contact:  Richard Goodman                    At The Financial Relations Board:
          Chief Financial Officer            Lise Needham (general information)
          (407) 532-1000                     Stephanie Mishra (analyst contact)
                                             (415) 986-1591
          Robert C. Weiner
          Director of Investor Relations
          (407) 532-1000

                       SUNTERRA CORPORATION REPORTS RECORD
                              FIRST QUARTER RESULTS

  FIRST QUARTER TOTAL REVENUES UP 27%; NET INCOME UP 38%; AND EPS UP 35%
                     $100 MILLION SECURITIZATION COMPLETED

ORLANDO, FLORIDA, MAY 5, 1999 - Sunterra Corporation (NYSE: OWN) today announced record financial performance for the three months ended March 31, 1999. It also announced the completion this week of a $100 million securitization of its mortgages receivable.

FIRST QUARTER RESULTS:

         First quarter 1999 net income increased by 38% to a record $10.0 million compared with net income of $7.3 million in the first quarter of 1998. First quarter 1999 earnings per diluted share increased 35% to $0.27 from $0.20 in the first quarter of 1998. Revenues increased by 27% to a record $114.3 million in the first quarter of 1999, up from $89.7 million in the first quarter of 1998.

         L. Steven Miller, Sunterra's President and CEO commented:

         "We are very pleased to report our eleventh consecutive quarter of record year over year growth in sales, income and earnings per share. Our business is strong, with consumer demand and awareness of vacation ownership increasing as we enter our strongest selling season between now and the end of Summer.

         One of the significant aspects of the first quarter is the roll out of our points-based clubs, which accounted for fully 48% of Vacation Interests sales in the first quarter of 1999.

         o Our European and Sunterra Pacific clubs, which have been operating on points-based systems for some time, accounted for 28% of our Vacation Interests sales in the first quarter. Our new club in Japan accounted for another 2% of Vacation Interests sales.

         o Club Sunterra, introduced in the fourth quarter of 1998 at seven of our North American resorts, accounted for 18% of our Vacation Interests sales. (The remaining North American resorts continued to sell Vacation Intervals during the first quarter.)

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 2


         o The $16.7 million in Club Sunterra revenues generated by these seven resorts in the first quarter means that, from a sales perspective, we're about one-quarter of the way to our goal of fully rolling out our points-based system by the end of the year."

         The 27% increase in total revenues for the first quarter was driven by a 29% increase in Vacation Interests sales to $92.6 million, up from $71.5 million in the first quarter of 1998. About half of the $21.1 million quarter-over-quarter increase in Vacation Interests sales related to higher sales in resorts that were open in the comparable year-earlier period and about half to resorts opened or acquired since that time.

         Resort Management, Rental Fees and Other Income reached $8.8 million in the first quarter, up 42% from the first quarter of last year. This reflected: substantial increases in resort management income in both Europe and the U.S., primarily as a result of a larger base of managed resorts; higher rental income; and an increase in commissions from the UK financial institution that directly finances our consumers' purchase of vacation interests in Europe.

         First quarter income in 1999 included a $1.6 million pretax gain on the sale of $25.9 million of mortgages receivable into the $100 million Conduit Facility established in the fourth quarter 1998. There was no such sale in the comparable prior year period. Excluding the gain on sale of mortgages receivable of $1.0 million, net of taxes, first quarter net income increased by 24% versus prior year and earnings per share were up 25% to $0.25 per diluted share.

         Cost of sales, as a percentage of Vacation Interests sales, was 24.3% in the first quarter of 1999 compared to 24.4% in the first quarter of 1998. Advertising, sales and marketing expenses, as a percentage of Vacation Interests sales, decreased to 46.1% from 47.2% in the comparable period of 1998, reflecting increased sales efficiencies at our increasingly mature base of resorts.

         EBITDA for the first quarter of 1999 increased by 38% to $33.0 million from $23.9 million in the first quarter of 1998. EBITDA margins increased to 28.8% in the first quarter of 1999 from 26.7% in same period last year.

         Net interest expense in the first quarter of 1999 increased to $12.1 million, $2.9 million higher than in the first quarter of 1998, reflecting additional borrowings which funded increases in additional vacation ownership inventory and property and equipment.

         At March 31, 1999, net mortgages receivable were $344.5 million, an increase of $8.5 million from $336.0 million at December 31, 1998, and a $9.9 million decrease from $354.4 million at March 31, 1998.

         Consumer loans serviced by the Company in excess of 60 days past due, including defaulted loans and loans in the deed-in-lieu process at March 31, 1999, improved to 6.8%, as a percentage of gross mortgages receivable, from 6.9% at March 31, 1998. Net of inventory recoveries, these same percentages would decrease to 4.6% and 4.7%, respectively. The Company's allowance for doubtful accounts, as a percentage of gross mortgages receivable, was 6.4% at both March 31, 1999 and at December 31, 1998.


                                    - more -

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 3


SECURITIZATION:

         Sunterra completed this week the securitization of $100 million principal amount of its Vacation Ownership Receivables-Backed Notes 1999-A. Rated "AAA", "A" and "BBB" by Duff & Phelps Credit Rating Co., these fixed rate Notes were issued at 94% of the $106.8 million outstanding mortgages receivable principal balances, bear interest at a weighted average rate of 6.66%, and are without recourse to Sunterra. The securitization generated approximately $97 million in cash (after funding a reserve account and paying transaction expenses), which Sunterra used to immediately pay down the Conduit and Senior Bank Credit Facilities.

         "I am pleased to complete this securitization as part of our previously announced financing strategy," commented Richard Goodman, Sunterra's Chief Financial Officer.

         "Earlier this year, we stated that we would primarily be using off-balance sheet conduits and securitizations to:

         o sell our mortgages receivable for cash at very high advance rates;

         o demonstrate the creditworthiness of these mortgages receivable by being able to place these investment grade Notes with qualified institutional buyers;

         o finance these investment grade securities at favorable interest rates;

         o simultaneously sell mortgages receivable on a non-recourse basis for cash while retaining all of the excess spread between the approximately 14.9% interest rate on the underlying mortgages receivable and the 6.66% interest rate on these Notes; and

         o further reduce our debt levels by systematically removing mortgages receivable from the balance sheet."

"In securitizing our mortgages receivable, we achieve all these goals."

         The Notes are secured by Vacation Interests at nineteen of Sunterra's resorts in the United States, primarily located in Arizona, Florida and Virginia. SG Cowen Securities Corporation served as advisor and placement agent.

         Sunterra annually generates mortgages receivable through the sale of its vacation ownership products. These mortgages receivable, which equate to approximately 65% of Sunterra's Vacation Interests sales, are primarily placed into the Senior Bank Credit Facility or sold to the off-balance sheet Conduit Facility. The mortgages receivable are then aggregated and securitized. The securitizations allow the Company to repay its Conduit and Senior Bank Credit Facilities, which have borrowing capacities of $100 million and $117.5 million, respectively. Immediately following the securitization, total availability on these two facilities increased to $179 million.


                                    - more -

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 4


         This securitization will result in a gain on the sale of the mortgages receivable of approximately $0.01 per diluted share in the second quarter of 1999. This reflects the fact that all but $16 million of the mortgages receivable in this securitization had been sold into the Company's off-balance sheet Conduit Facility either during the fourth quarter of 1998 or in the first quarter of 1999 - generating gains of $0.08 per share in fourth quarter of 1998 and of $0.02 per share in the first quarter of 1999.

         Sunterra Corporation is the largest international owner and manager of vacation ownership resorts, with 89 resort locations around the world and more than 250,000 owner families. In addition, Sunterra manages condominium resorts in Hawaii. The Company's operations consist of (i) marketing and selling vacation interests, (ii) developing, acquiring and operating vacation ownership resorts, (iii) financing customers' purchases and (iv) providing resort rental, management and maintenance services.

         This release contains forward-looking statements, which include Sunterra's expansion plans, future prospects and other forecasts and statements of expectations. Actual results may differ materially from those expressed in any forward looking statements made by Sunterra due to, among other things, factors related to the timing and terms of future acquisitions and the introduction of Club Sunterra, mortgages receivable financing, integration of acquired operating companies and resort properties and those factors identified in Sunterra's filings with the Securities and Exchange Commission, including those set forth in Parts I and II of Sunterra's Annual Report on Form 10-K for the year ended December 31, 1998, and current reports on Form 8-K.


                           - FINANCIAL TABLES FOLLOW -










                                    - more -

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 5


                              SUNTERRA CORPORATION
                        Consolidated Statements of Income
                           ($ in thousands, unaudited)


                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          -----------------------------
                                                                             1999                1998
                                                                          ---------           ---------
REVENUES:
Vacation Interests sales                                                  $  92,561           $  71,487
Interest income                                                              11,339              12,075
Gain on sale of receivables                                                   1,597                --
Resort management, rental fees and other income                               8,788               6,187
                                                                          ---------           ---------
                       TOTAL REVENUES                                       114,285              89,749
                                                                          ---------           ---------

COSTS AND OPERATING EXPENSES:
Vacation Interests cost of sales                                             22,452              17,456
Advertising, sales and marketing                                             42,670              33,727
Loan portfolio:
   Provision for doubtful accounts                                            2,290               2,300
   Other expenses                                                               897               1,116
General and administrative                                                   15,050              12,191
Depreciation and amortization                                                 3,413               2,098
                                                                          ---------           ---------
                      TOTAL COSTS AND OPERATING EXPENSES                     86,772              68,888
                                                                          ---------           ---------

INCOME FROM OPERATIONS                                                       27,513              20,861

Interest expense - net                                                       12,090               9,165
Minority interest in income of consolidated limited partnerships                (10)               --
Equity gain on investment in joint ventures                                  (1,013)               (241)
                                                                          ---------           ---------

INCOME BEFORE PROVISION FOR TAXES                                            16,446              11,937
Provision for income taxes                                                    6,414               4,656
                                                                          ---------           ---------
NET INCOME                                                                $  10,032           $   7,281
                                                                          =========           =========
NET INCOME - DILUTED                                                      $  11,242           $   7,281
                                                                          =========           =========
Shares outstanding:
   Basic                                                                     35,908              35,875
   Diluted                                                                   40,986              36,665
Earnings per share:
   Basic                                                                  $    0.28           $    0.20
                                                                          =========           =========
   Diluted                                                                $    0.27           $    0.20
                                                                          =========           =========


                                    - more -

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 6

                              SUNTERRA CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                          ($ in thousands, unaudited)

                                                MARCH 31,       DECEMBER 31,
                                                  1999              1998
                                               ----------       ------------
ASSETS:
Cash and cash equivalents                      $   32,240         $   28,250
Cash in escrow and restricted cash                 43,628             25,951
Mortgages receivable, net                         344,524            335,982
Retained interests                                 17,053             12,518
Due from related parties                           24,097             25,849
Other receivables, net                             38,060             38,207
Prepaid expense and other assets                   23,365             22,031
Investment in joint ventures                       18,933             17,876
Real estate and development costs                 341,012            336,620
Property and equipment, net                        95,517             81,125
Intangible assets, net                             96,066             96,723
                                               ----------         ----------
        TOTAL ASSETS                           $1,074,495         $1,021,132
                                               ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable                               $   22,452         $   21,864
Accrued liabilities                                89,686             80,242
Income taxes payable                               11,154              9,240
Deferred taxes                                     32,364             30,984
Notes payable                                     658,072            627,089
                                               ----------         ----------
        TOTAL LIABILITIES                         813,728            769,419
                                               ----------         ----------

Minority interest (deficit) in
    consolidated limited partnership                   (2)                --
Stockholders' equity                              260,769            251,713
                                               ----------         ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $1,074,495         $1,021,132
                                               ==========         ==========

Sunterra Corporation Reports Record 1999 First Quarter Results
May 5, 1999
Page 7

                              SUNTERRA CORPORATION
                                     EBITDA
                          ($ in thousands, unaudited)


                                         THREE MONTHS ENDED
                                              MARCH 31,
                                        ---------------------
                                         1999          1998
                                        -------       -------


Net income                              $10,032        $7,281
Interest expense -- net                  12,090         9,165
Capitalized interest expense
  included in cost of sales               1,017           727
Income taxes                              6,414         4,656
Depreciation and amortization             3,413         2,098
                                        -------       -------
EBITDA                                  $32,966       $23,927
                                        =======       =======


                                     -more-